Calculation of Filing Fee Tables
S-1
FireFly Robotics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common Stock, par value $0.001 per share	457(a)	27,118,149	$ 12.14	$ 329,214,328.86		$ 28,641.65
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 329,214,328.86		$ 28,641.65
			Total Fees Previously Paid:						$ 24,549.83
			Total Fee Offsets:						$ 4,091.82
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	FireFly Robotics, Inc.	S-1	333-290743	10/06/2025		$ 4,091.82	Equity	Common Stock, par value $0.001 per share	29,756,250	$ 4,109.34
Fee Offset Sources	2	FireFly Robotics, Inc.	S-1	333-290743		10/06/2025						$ 4,109.34
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant, FireFly Robotics, Inc. (f/k/a FireFly Automatix, Inc.), previously paid filing fees in connection with the Registration Statement on Form S-1 (File No. 333-290743) (the "Prior Registration Statement") filed on November 12, 2025, which Prior Registration Statement was withdrawn on March 16, 2026 pursuant to Rule 477 under the Securities Act. No securities were sold under the Prior Registration Statement before it was withdrawn. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due in connection with this filing by $4,109.34, representing the Initial Fee previously paid with respect to unsold securities under the Prior Registration Statement (the "Unsold Offset Securities"), and the offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset has been completed or terminated.

Offset Note
[2]	The Registrant, FireFly Robotics, Inc. (f/k/a FireFly Automatix, Inc.), previously paid filing fees in connection with the Registration Statement on Form S-1 (File No. 333-290743) (the "Prior Registration Statement") filed on November 12, 2025, which Prior Registration Statement was withdrawn on March 16, 2026 pursuant to Rule 477 under the Securities Act. No securities were sold under the Prior Registration Statement before it was withdrawn. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due in connection with this filing by $4,109.34, representing the Initial Fee previously paid with respect to unsold securities under the Prior Registration Statement (the "Unsold Offset Securities"), and the offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset has been completed or terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date